EXHIBIT 10.2

AMENDMENT NO. 1 TO RESEARCH AND EXCLUSIVE LICENSE OPTION AGREEMENT

This Amendment No. 1 to the Research and Exclusive License Option Agreement, dated as of January 19, 2011 (this “Amendment”), is made by and between Rexahn Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware (the “Company”), and Teva Pharmaceutical Industries Limited, a limited liability company organized and existing under the laws of Israel (the “Purchaser”). Any capitalized term not defined herein shall have the meaning for such term specified in the RELO Agreement (as defined below).

WHEREAS, the Company and the Purchaser entered into a Research and Exclusive License Option Agreement, dated as of June 26, 2009 (the “RELO Agreement”); and

WHEREAS, the Purchaser and the Company wish to amend the RELO Agreement to clarify certain terms contained therein, as set forth herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1.           Section 1.2.14 of the RELO Agreement is hereby amended to add the following sentence at the end of this section:

“For avoidance of doubt, an Exploratory IND, as defined in Section 1.2.5.1 shall not be considered an IND, as defined in this Section 1.2.14, for the purposes of this Agreement, and an Exploratory IND shall not trigger any License Options, Milestone Payments or other rights and obligations described in this Agreement, which are contingent upon an IND submission.

2.           The RELO Agreement is amended by adding Section 1.2.5.1 stating:

“ “Exploratory IND” shall mean an exploratory early-stage clinical study that involves limited human exposure, has no therapeutic or diagnostic intent, and does not involve safety, or tolerance studies.  For the purposes of this Agreement, Exploratory IND studies shall mean those “Phase 0” studies referred to in the Securities Purchase Agreement, in the location and subject to the protocol approved in advance by Purchaser in its sole discretion.  For avoidance of doubt, it is understood that, in addition to the Exploratory IND, a separate IND to permit traditional Phase I research, may be submitted to the FDA, and only such IND shall be deemed an IND as defined in Section 1.2.14.”

2.            No Modification. Except as specifically amended hereby, the RELO Agreement shall continue in full force and effect unmodified and the parties hereby reaffirm the same.

3.            Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the internal laws of the State of New York, without regard to principles of conflict of laws.

4.            Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile or electronic transmittal (e.g. pdf) signature shall be deemed to be an original signature for purposes of this Amendment.

5.            Amendment. The terms and conditions of this Amendment or the RELO Agreement may not be amended or waived, except with the prior written consent of each party hereto.

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IN WITNESS WHEREOF, the parties, intending to be legally bound, executed this Amendment as of the date first above written.

The Company

REXAHN PHARMACEUTICALS, INC.

By:	/s/ RICK SONI
Name:	Rick Soni
Title:	President & COO

The Purchaser

TEVA PHARMACEUTICAL
INDUSTRIES LIMITED

By:	/s/ AHARON SCHWARTZ, PH.D
Name:	Aharon Schwartz, Ph.D
Title:	Vice President

By:	/s/ JOSHUA M. LEVINE
Name:	Joshua M. Levine
Title:	Planning & New Ventures